As filed with the Securities and Exchange Commission on December 13, 2006

Registration No. 333-136532

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Amendment No. 8

to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDECISION, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	7371	23-2530889
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

601 Lee Road
Chesterbrook Corporate Center
Wayne, Pennsylvania 19087
(610) 540-0202
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David St. Clair
Chief Executive Officer and Chairman of the Board of Directors
MEDecision, Inc.
601 Lee Road
Chesterbrook Corporate Center
Wayne, Pennsylvania 19087
(610) 540-0202
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brian M. Katz, Esq.	Selim Day, Esq.
Pepper Hamilton LLP	Wilson Sonsini Goodrich & Rosati
3000 Two Logan Square	Professional Corporation
18th & Arch Streets	1301 Avenue of the Americas, 40th Floor
Philadelphia, PA 19103	New York, NY 10019
(215) 981-4000	(212) 999-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PART II

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of our common stock being registered hereby. All amounts are estimates except the SEC registration fee, the NASD filing fee and the NASDAQ Global Market listing fee.

Amount to be Paid

SEC registration fee	$10,152
NASD filing fee	$9,988
The NASDAQ Global Market listing fee	$100,000
Blue sky fees and expenses	$3,000
Printing and engraving expenses	$300,000
Legal fees and expenses	$1,700,000
Accounting fees and expenses	$1,650,000
Transfer agent and registrar fees	$5,000
Miscellaneous	$21,860

Total	$3,800,000

Item 14. Indemnification of Directors and Officers.

The Pennsylvania Business Corporation Law of 1988, as amended, and our second amended and restated bylaws, which will be effective upon the consummation of this offering, limit the monetary and personal liability of our directors to us and to our shareholders and provide for indemnification of our officers and directors for liabilities and expenses that they may incur in such capacities.

Our second amended and restated bylaws provide that no director or officer is to be personally liable for any monetary damages for any action taken, unless:

•	such director has breached or failed to perform the duties of his or her office, and

•	the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

In addition, our second amended and restated bylaws provide that we shall indemnify our directors and officers for expenses, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she has acted in good faith and in a manner he or she believed to be in our best interest or, in the case of a criminal proceeding, that he or she had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits or otherwise in defense of the matter or in defense of any claim, issue or matter therein. Our second amended and restated bylaws provide, however, that in the case of an action or suit by or in the right of the Company, we will not indemnify a director or officer with respect to a matter in which such person has been adjudged to be liable in the performance of his or her duties to us unless a court of common pleas determines that such person is fairly and reasonably entitled to indemnification. Our second amended and restated bylaws also provide that we may advance expenses to any director or officer upon our receipt of an undertaking by the director or officer to repay those amounts if it is finally determined that he or she is not entitled to indemnification. Our indemnification obligations set forth in the second amended and restated bylaws extend not only to current directors and officers but to former directors and officers to the extent such persons were directors or officers from and after the time that such obligations were in force. We maintain directors and officers liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on

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breaches of duty, negligence, error and other wrongful acts. Prior to the consummation of this offering, we will amend our policy to include coverage against liabilities with respect to the Securities Act.

The underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by the underwriters of the registrant and its officers and directors severally, but not jointly, for certain liabilities, including liabilities arising under the Securities Act and affords certain rights of contribution with respect thereto.

Item 15. Recent Sales of Unregistered Securities.

During the three year period preceding the date of filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act. These securities were offered and sold by us in reliance upon exemptions from the registration requirements provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act relating to sales not involving any public offering and/or Rule 701 under the Securities Act relating to transactions occurring under compensatory benefit plans. For each offering and sale for which we relied on Section 4(2) of the Securities Act and Regulation D under the Securities Act, the purchasers were accredited investors and were provided with the appropriate access to information about the Company. The information set forth below gives effect to a 1-for-2 reverse stock split of our common stock to be effective prior to the closing of this offering.

No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting the transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

•
On August 21, 2003, we granted options to six of our employees to purchase an aggregate of 7,750 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On October 1, 2003, we issued 375 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On October 9, 2003, we issued 2,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $1.20 per share.

•
On October 28, 2003, we granted options to ten of our employees to purchase an aggregate of 17,500 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On December 4, 2003, we issued 500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $1.20 per share.

•
On December 19, 2003, we granted options to ten of our employees to purchase an aggregate of 25,750 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On January 26, 2004, we issued 281 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•
On April 27, 2004, we granted options to 14 of our employees to purchase an aggregate of 254,650 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On April 30, 2004, we issued 100,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.06 per share.

•
On August 5, 2004, we granted options to seven of our employees to purchase an aggregate of 68,500 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

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•
On August 16, 2004, we issued 1,500 shares, 1,562 shares and 2,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $1.20 per share, $0.50 per share and $2.00 per share, respectively.

•	On September 29, 2004, we issued 437 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•
On October 26, 2004, we granted options to 12 of our employees to purchase an aggregate of 162,875 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On December 1, 2004, we issued 1,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $1.20 per share.

•	On December 6, 2004, we issued 500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•
On December 17, 2004, we granted options to 12 of our employees to purchase an aggregate of 30,100 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On January 19, 2005, we issued 1,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•
On March 8, 2005, we issued 750 shares and 1,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share and $2.00 per share, respectively.

•	On April 13, 2005, we issued 200 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•
On May 3, 2005, we granted options to 36 of our employees to purchase an aggregate of 298,750 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•
On August 23, 2005, we granted options to 23 of our employees to purchase an aggregate of 233,250 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On October 18, 2005, we issued 1,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•
On October 26, 2005, we granted options to eight of our employees to purchase an aggregate of 15,750 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On December 14, 2005, we issued 93 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On December 23, 2005, we issued 50,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.06 per share.

•
On December 30, 2005, we issued 500 shares and 312 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $1.20 per share and $7.50 per share, respectively.

•
On January 3, 2006, we granted options to 15 of our employees to purchase an aggregate of 28,750 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $2.50 per share.

•	On March 7, 2006, we issued 250 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

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•	On April 10, 2006, we issued 1,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•
On April 26, 2006, we granted options to 38 of our employees to purchase an aggregate of 353,375 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $22.00 per share.

•	On May 24, 2006, we issued 625 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On June 9, 2006, we issued 500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On July 13, 2006, we issued 1,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•
On July 18, 2006, we granted options to two of our employees to purchase an aggregate of 126,000 shares of our common stock under our Amended and Restated Stock Option Plan at an exercise price of $22.00 per share.

•
On August 11, 2006, we issued 1,240,448 shares of our common stock upon the conversion of 1,266,991 shares of Series B preferred stock pursuant to the terms of certain conversion agreements that we entered into with certain of the holders of our outstanding Series B preferred stock.

•
On August 11, 2006, we issued 1,122,134 shares of our common stock upon the conversion of 1,528,199 shares of Series C preferred stock pursuant to the terms of certain conversion agreements that we entered into with certain of the holders of our outstanding Series C preferred stock.

•
On September 15, 2006, we issued 1,000 shares, 1,500 shares and 1,250 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share, $2.00 per share and $4.00 per share, respectively.

•	On September 20, 2006, we issued 625 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On October 30, 2006, we issued 1,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $22.00 per share.

•	On November 2, 2006, we issued 1,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share.

•	On November 3, 2006, we issued 1,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•	On November 8, 2006, we issued 1,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•
On November 10, 2006, we issued 750 shares and 1,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $0.50 per share and $2.00 per share, respectively.

•	On November 15, 2006, we issued 1,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•	On November 16, 2006, we issued 2,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•	On November 20, 2006, we issued 1,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•	On November 25, 2006, we issued 1,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•	On November 27, 2006, we issued 1,500 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•	On November 29, 2006, we issued 3,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

•	On November 30, 2006, we issued 3,000 shares of our common stock upon the exercise of options granted under our Amended and Restated Stock Option Plan at an exercise price of $2.00 per share.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number		Description of Document
1.1	^	Form of Underwriting Agreement
3.1(i)	*	Articles of Incorporation of MEDecision, Inc.
3.1(ii)	^	Form of Articles of Amendment to the Articles of Incorporation of MEDecision, Inc. to Implement One-for-Two Reverse Stock Split of Common Stock to become effective prior to the consummation of this offering
3.2	*	Amended and Restated Bylaws of MEDecision, Inc.
3.3	^	Form of Amended and Restated Articles of Incorporation of MEDecision, Inc., to be in effect upon the consummation of this offering
3.4	^	Form of Second Amended and Restated Bylaws of MEDecision, Inc., to be in effect upon the consummation of this offering
4.1	^	Specimen Common Stock certificate
4.2(i)	*	Warrant for the Purchase of Common Stock issued to Commerce Bank, N.A. on February 12, 1997
4.2(ii)	*	Amendment to Warrant for the Purchase of Common Stock dated August 1, 2006
4.3(i)	*	Warrant for the Purchase of Common Stock issued to Commerce Bank, N.A. on June 1, 1999
4.3(ii)	*	Amendment to Warrant for the Purchase of Common Stock dated August 1, 2006
4.4	*	Warrant Purchase Agreement dated June 15, 2001 in favor of PNC Bank, National Association
4.5	*	Warrant to Purchase Stock dated July 2, 2002 in favor of Silicon Valley Bank
4.6	*	Warrant to Purchase Stock dated September 26, 2002 in favor of Silicon Valley Bank
4.7	^	Warrant to Purchase Shares of the Capital Stock of MEDecision, Inc. dated as of September 15, 1999 issued to Liberty Ventures I, L.P. (pursuant to instruction 2 to Item 601 of Regulation S-K, the Warrants, which are substantially identical in all material respects except as to warrantholder, issuance date and number of shares for which the Warrants may be exercised (on a pre-reverse stock split basis), issued to the following warrantholders, are not being filed: (a) David St. Clair, issued September 15, 1999, 30,000 shares; (b) Stockwell Fund, L.P., issued September 15, 1999, 60,000 shares; (c) Liberty Ventures I, L.P., issued September 30, 1999, 15,000 shares; (d) David St. Clair, issued September 30, 1999, 7,500 shares; (e) Stockwell Fund, L.P., issued September 30, 1999, 15,000 shares; (f) Liberty Ventures I, L.P., issued October 28, 1999, 24,000 shares; (g) David St. Clair, issued October 28, 1999, 12,000 shares; (h) Stockwell Fund, L.P., issued October 28, 1999, 24,000 shares; (i) Liberty Ventures I, L.P., issued December 17, 1999, 21,000 shares; (j) David St. Clair, issued December 17, 1999, 10,500 shares; (k) Stockwell Fund, L.P., issued December 17, 1999, 21,000 shares; (l) Liberty Ventures I, L.P., issued March 10, 2000, 18,000 shares; (m) David St. Clair, issued March 10, 2000, 9,000 shares; (n) Stockwell Fund, L.P., issued March 10, 2000, 18,000 shares; (o) Liberty Ventures I, L.P., issued April 13, 2000, 12,000 shares; (p) David St. Clair, issued April 13, 2000, 6,000 shares; and (q) Stockwell Fund, L.P., issued April 13, 2000, 12,000 shares)
4.8	^	Warrant to Purchase Shares of the Capital Stock of MEDecision, Inc. dated as of May 25, 2000 issued to Liberty Ventures I, L.P. (pursuant to instruction 2 to Item 601 of Regulation S-K, the Warrant, which is substantially identical in all material respects except as to warrantholder and number of shares for which the Warrant may be exercised (on a pre-reverse stock split basis), issued to DWS Investment GmbH for 48,000 shares, is not being filed)
4.9	^	Amendment to Warrants to Purchase Shares of the Capital Stock of MEDecision, Inc. dated July 21, 2006 issued to Liberty Ventures I, L.P. (pursuant to instruction 2 to Item 601 of Regulation S-K, the Amendments to Warrants, which are substantially identical in all material respects except as to warrantholder and effective date, issued to the following warrantholders, are not being filed: (a) David St. Clair, dated July 28, 2006; (b) Stockwell Fund, L.P., dated July 24, 2006; and (c) DWS Investment GmbH, dated July 28, 2006) (note that the Amendment to Warrants amends each of the respective Warrants listed in the titles of Exhibit 4.7 and Exhibit 4.8 that are in the name of the warrantholder)

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Exhibit Number		Description of Document
4.10	^	Second Amendment to Warrants to Purchase Shares of the Capital Stock of MEDecision, Inc. dated September 15, 2006 issued to Liberty Ventures I, L.P. (pursuant to instruction 2 to Item 601 of Regulation S-K, the Second Amendments to Warrants, which are substantially identical in all material respects except as to warrantholder, issued to the following warrantholders, are not being filed: David St. Clair and Stockwell Fund, L.P.) (note that the Second Amendment to Warrants amends each of the respective Warrants listed in the title of Exhibit 4.7 that are in the name of the warrantholder)
5.1		Opinion of Pepper Hamilton LLP
10.1	^^	MEDecision, Inc. Amended and Restated Stock Option Plan
10.2	*	Form of Notice of Grant of Incentive Stock Options under the Amended and Restated Stock Option Plan
10.3	*	Form of Notice of Grant of Non-Qualified Stock Options under the Amended and Restated Stock Option Plan
10.4(i)	*	Employment Agreement dated January 1, 2003 between MEDecision, Inc. and David St. Clair
10.4(ii)	*	Amendment to Employment Agreement dated July 18, 2006 between MEDecision, Inc. and David St. Clair
10.5(i)	*	Employment Agreement dated September 4, 2002 between MEDecision, Inc. and John H. Capobianco
10.5(ii)	*	Amendment to Employment Agreement dated July 18, 2006 between MEDecision, Inc. and John H. Capobianco
10.6	*+	Agreement of Lease, made March 5, 2004 by and between FV Office Partners, L.P. and MEDecision, Inc.
10.7	*+	Agreement of Lease, made April 19, 2005 by and between FV Office Partners, L.P. and MEDecision, Inc.
10.8	*+	Agreement of Lease, made May 31, 2006 by and between Chesterbrook Partners, LP and MEDecision, Inc.
10.9(i)	*	Second Amended and Restated Registration Rights Agreement dated as of September 25, 2001 by and among MEDecision, Inc. and the Holders party thereto (as such term is defined therein)
10.9(ii)	*	Amendment to Second Amended and Restated Registration Rights Agreement dated as of July 6, 2006
10.9(iii)	*	Second Amendment to Second Amended and Restated Registration Rights Agreement dated as of August 2, 2006
10.10(i)	*	Third Amended and Restated Shareholders Agreement dated January 11, 2002 among MEDecision, Inc. and the Shareholders party thereto (as such term is defined therein)
10.10(ii)	*	Amendment to Third Amended and Restated Shareholders Agreement dated as of July 6, 2006
10.11	**	Form of Conversion Agreement
10.12	**	Description of Danielle Russella Bantivoglio’s Commission Plan
10.13	^^^#	Master Product Agreement dated November 15, 2005 between MEDecision, Inc. and Health Care Service Corporation
10.14(i)	**#	Value Added Remarketing Agreement made March 30, 1989 between MEDecision, Inc. and InterSystems Corporation
10.14(ii)	**#	2006 Terms and Conditions and Partner Addendum to Value Added Remarketing Agreement
10.14(iii)	**#	2006 Pricing Terms to Value Added Remarketing Agreement
10.14(iv)	**#	Letter Amendment to Value Added Remarketing Agreement dated September 19, 2006
10.15	^^^#	Master Product and Services Agreement dated June 30, 2005 between MEDecision, Inc. and Horizon Blue Cross Blue Shield of New Jersey
10.16	***	Form of Indemnification Agreement
10.17	****	Form of Shareholders’ Agreement between MEDecision, Inc. and Persons who Purchase Shares of Common Stock by Exercising Options Granted under the MEDecision, Inc. Amended and Restated Stock Option Plan
10.18(i)	****	Pledge Agreement dated June 30, 1998 between David St. Clair and Fiona A. St. Clair
10.18(ii)	****	Pledge Agreement dated June 30, 1998 between David St. Clair and Fiona A. St. Clair, as custodian for William T. Serber

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Exhibit Number		Description of Document

10.18(iii)	****	Pledge Agreement dated June 30, 1998 between David St. Clair and Zachariah W. Serber
10.18(iv)	****	Pledge Agreement dated June 30, 1998 between David St. Clair and Kathryn S. Patterson
10.19(i)	****	Amended and Restated Loan and Security Agreement dated September 28, 2006 between MEDecision, Inc. and Silicon Valley Bank
10.19(ii)	^	Consent and Waiver dated November 14, 2006 between MEDecision, Inc. and Silicon Valley Bank
10.19(iii)	^^^	Additional Borrower Joinder Supplement dated November 22, 2006, between MEDecision Inc., MEDecision Investments, Inc. and Silicon Valley Bank
10.20(i)	^	MEDecision, Inc. Series C Stock Equity Incentive Plan
10.20(ii)	^	Form of Non-Qualified Stock Option Agreement under the Series C Stock Equity Incentive Plan
10.21	^	MEDecision, Inc. 2006 Equity Incentive Plan
16.1	*	Letter of Goldenberg Rosenthal, LLP
16.2	^	Letter of KPMG LLP
21.1	^	Subsidiaries of MEDecision, Inc.
23.1	^^^^	Consent of Grant Thornton LLP
23.2		Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
23.3	*	Consent of HealthCore, Inc.
23.4	**	Consent of Mufson Howe Hunter & Partners LLC
23.5	****	Consent of Gartner, Inc.
23.6	^	Consent to be Named as a Director – Paul E. Blondin
23.7	^	Consent to be Named as a Director – Elizabeth A. Dow
24.1	*	Powers of Attorney (included in the signature page to the registration statement)

+	Exhibits and schedules have been omitted and will be provided to the Commission upon request.
*	Filed with the Registrant’s Registration Statement on Form S-1 on August 11, 2006.
**	Filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 on September 28, 2006.
***	Filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 on October 11, 2006.
****	Filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 on October 31, 2006.
^	Filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 on November 17, 2006.
^^	Filed with Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 on November 22, 2006.
^^^	Filed with Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 on December 11, 2006.
^^^^	Filed with Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 on December 13, 2006.
#
An application has been submitted to the Securities and Exchange Commission for confidential treatment, pursuant to Rule 406 of the Securities Act of 1933, of portions of these exhibits. These portions have been omitted from these exhibits.

(b) Financial Statement Schedules

All schedules have been omitted because they are not applicable, not required or the required information is included in the consolidated financial statements or the notes thereto.

Item 17. Undertakings.

We hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a

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director, officer, or controlling person of us in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that:

(i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the 13th day of December, 2006.

By:      /s/ Carl E. Smith
          Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2006:

Signature	Title

*	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)

David St. Clair

/s/ Carl E. Smith	Chief Financial Officer (Principal Financial and Accounting Officer)

Carl E. Smith

*	Director

Frank A. Adams

*	Director

John H. Capobianco

*	Director

Charles P. Cullen

*	Director

Thomas R. Morse

*	Director

Timothy W. Wallace

*By:               /s/ Carl E. Smith
          Carl E. Smith
          Attorney-in-Fact

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Exhibit Index

Exhibit Number		Description of Document
1.1	^	Form of Underwriting Agreement
3.1(i)	*	Articles of Incorporation of MEDecision, Inc.
3.1(ii)	^	Form of Articles of Amendment to the Articles of Incorporation of MEDecision, Inc. to Implement One-for-Two Reverse Stock Split of Common Stock to become effective prior to the consummation of this offering
3.2	*	Amended and Restated Bylaws of MEDecision, Inc.
3.3	^	Form of Amended and Restated Articles of Incorporation of MEDecision, Inc., to be in effect upon the consummation of this offering
3.4	^	Form of Second Amended and Restated Bylaws of MEDecision, Inc., to be in effect upon the consummation of this offering
4.1	^	Specimen Common Stock certificate
4.2(i)	*	Warrant for the Purchase of Common Stock issued to Commerce Bank, N.A. on February 12, 1997
4.2(ii)	*	Amendment to Warrant for the Purchase of Common Stock dated August 1, 2006
4.3(i)	*	Warrant for the Purchase of Common Stock issued to Commerce Bank, N.A. on June 1, 1999
4.3(ii)	*	Amendment to Warrant for the Purchase of Common Stock dated August 1, 2006
4.4	*	Warrant Purchase Agreement dated June 15, 2001 in favor of PNC Bank, National Association
4.5	*	Warrant to Purchase Stock dated July 2, 2002 in favor of Silicon Valley Bank
4.6	*	Warrant to Purchase Stock dated September 26, 2002 in favor of Silicon Valley Bank
4.7	^	Warrant to Purchase Shares of the Capital Stock of MEDecision, Inc. dated as of September 15, 1999 issued to Liberty Ventures I, L.P. (pursuant to instruction 2 to Item 601 of Regulation S-K, the Warrants, which are substantially identical in all material respects except as to warrantholder, issuance date and number of shares for which the Warrants may be exercised (on a pre-reverse stock split basis), issued to the following warrantholders, are not being filed: (a) David St. Clair, issued September 15, 1999, 30,000 shares; (b) Stockwell Fund, L.P., issued September 15, 1999, 60,000 shares; (c) Liberty Ventures I, L.P., issued September 30, 1999, 15,000 shares; (d) David St. Clair, issued September 30, 1999, 7,500 shares; (e) Stockwell Fund, L.P., issued September 30, 1999, 15,000 shares; (f) Liberty Ventures I, L.P., issued October 28, 1999, 24,000 shares; (g) David St. Clair, issued October 28, 1999, 12,000 shares; (h) Stockwell Fund, L.P., issued October 28, 1999, 24,000 shares; (i) Liberty Ventures I, L.P., issued December 17, 1999, 21,000 shares; (j) David St. Clair, issued December 17, 1999, 10,500 shares; (k) Stockwell Fund, L.P., issued December 17, 1999, 21,000 shares; (l) Liberty Ventures I, L.P., issued March 10, 2000, 18,000 shares; (m) David St. Clair, issued March 10, 2000, 9,000 shares; (n) Stockwell Fund, L.P., issued March 10, 2000, 18,000 shares; (o) Liberty Ventures I, L.P., issued April 13, 2000, 12,000 shares; (p) David St. Clair, issued April 13, 2000, 6,000 shares; and (q) Stockwell Fund, L.P., issued April 13, 2000, 12,000 shares)
4.8	^	Warrant to Purchase Shares of the Capital Stock of MEDecision, Inc. dated as of May 25, 2000 issued to Liberty Ventures I, L.P. (pursuant to instruction 2 to Item 601 of Regulation S-K, the Warrant, which is substantially identical in all material respects except as to warrantholder and number of shares for which the Warrant may be exercised (on a pre-reverse stock split basis), issued to DWS Investment GmbH for 48,000 shares, is not being filed)
4.9	^	Amendment to Warrants to Purchase Shares of the Capital Stock of MEDecision, Inc. dated July 21, 2006 issued to Liberty Ventures I, L.P. (pursuant to instruction 2 to Item 601 of Regulation S-K, the Amendments to Warrants, which are substantially identical in all material respects except as to warrantholder and effective date, issued to the following warrantholders, are not being filed: (a) David St. Clair, dated July 28, 2006; (b) Stockwell Fund, L.P., dated July 24, 2006; and (c) DWS Investment GmbH, dated July 28, 2006) (note that the Amendment to Warrants amends each of the respective Warrants listed in the titles of Exhibit 4.7 and Exhibit 4.8 that are in the name of the warrantholder)

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Exhibit Number		Description of Document
4.10	^	Second Amendment to Warrants to Purchase Shares of the Capital Stock of MEDecision, Inc. dated September 15, 2006 issued to Liberty Ventures I, L.P. (pursuant to instruction 2 to Item 601 of Regulation S-K, the Second Amendments to Warrants, which are substantially identical in all material respects except as to warrantholder, issued to the following warrantholders, are not being filed: David St. Clair and Stockwell Fund, L.P.) (note that the Second Amendment to Warrants amends each of the respective Warrants listed in the title of Exhibit 4.7 that are in the name of the warrantholder)
5.1		Opinion of Pepper Hamilton LLP
10.1	^^	MEDecision, Inc. Amended and Restated Stock Option Plan
10.2	*	Form of Notice of Grant of Incentive Stock Options under the Amended and Restated Stock Option Plan
10.3	*	Form of Notice of Grant of Non-Qualified Stock Options under the Amended and Restated Stock Option Plan
10.4(i)	*	Employment Agreement dated January 1, 2003 between MEDecision, Inc. and David St. Clair
10.4(ii)	*	Amendment to Employment Agreement dated July 18, 2006 between MEDecision, Inc. and David St. Clair
10.5(i)	*	Employment Agreement dated September 4, 2002 between MEDecision, Inc. and John H. Capobianco
10.5(ii)	*	Amendment to Employment Agreement dated July 18, 2006 between MEDecision, Inc. and John H. Capobianco
10.6	*+	Agreement of Lease, made March 5, 2004 by and between FV Office Partners, L.P. and MEDecision, Inc.
10.7	*+	Agreement of Lease, made April 19, 2005 by and between FV Office Partners, L.P. and MEDecision, Inc.
10.8	*+	Agreement of Lease, made May 31, 2006 by and between Chesterbrook Partners, LP and MEDecision, Inc.
10.9(i)	*	Second Amended and Restated Registration Rights Agreement dated as of September 25, 2001 by and among MEDecision, Inc. and the Holders party thereto (as such term is defined therein)
10.9(ii)	*	Amendment to Second Amended and Restated Registration Rights Agreement dated as of July 6, 2006
10.9(iii)	*	Second Amendment to Second Amended and Restated Registration Rights Agreement dated as of August 2, 2006
10.10(i)	*	Third Amended and Restated Shareholders Agreement dated January 11, 2002 among MEDecision, Inc. and the Shareholders party thereto (as such term is defined therein)
10.10(ii)	*	Amendment to Third Amended and Restated Shareholders Agreement dated as of July 6, 2006
10.11	**	Form of Conversion Agreement
10.12	**	Description of Danielle Russella Bantivoglio’s Commission Plan
10.13	^^^#	Master Product Agreement dated November 15, 2005 between MEDecision, Inc. and Health Care Service Corporation
10.14(i)	**#	Value Added Remarketing Agreement made March 30, 1989 between MEDecision, Inc. and InterSystems Corporation
10.14(ii)	**#	2006 Terms and Conditions and Partner Addendum to Value Added Remarketing Agreement
10.14(iii)	**#	2006 Pricing Terms to Value Added Remarketing Agreement
10.14(iv)	**#	Letter Amendment to Value Added Remarketing Agreement dated September 19, 2006
10.15	^^^#	Master Product and Services Agreement dated June 30, 2005 between MEDecision, Inc. and Horizon Blue Cross Blue Shield of New Jersey
10.16	***	Form of Indemnification Agreement
10.17	****	Form of Shareholders’ Agreement between MEDecision, Inc. and Persons who Purchase Shares of Common Stock by Exercising Options Granted under the MEDecision, Inc. Amended and Restated Stock Option Plan
10.18(i)	****	Pledge Agreement dated June 30, 1998 between David St. Clair and Fiona A. St. Clair
10.18(ii)	****	Pledge Agreement dated June 30, 1998 between David St. Clair and Fiona A. St. Clair, as custodian for William T. Serber

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Exhibit Number		Description of Document
10.18(iii)	****	Pledge Agreement dated June 30, 1998 between David St. Clair and Zachariah W. Serber
10.18(iv)	****	Pledge Agreement dated June 30, 1998 between David St. Clair and Kathryn S. Patterson
10.19(i)	****	Amended and Restated Loan and Security Agreement dated September 28, 2006 between MEDecision, Inc. and Silicon Valley Bank
10.19(ii)	^	Consent and Waiver dated November 14, 2006 between MEDecision, Inc. and Silicon Valley Bank
10.19(iii)	^^^	Additional Borrower Joinder Supplement dated November 22, 2006, between MEDecision Inc., MEDecision Investments, Inc. and Silicon Valley Bank
10.20(i)	^	MEDecision, Inc. Series C Stock Equity Incentive Plan
10.20(ii)	^	Form of Non-Qualified Stock Option Agreement under the Series C Stock Equity Incentive Plan
10.21	^	MEDecision, Inc. 2006 Equity Incentive Plan
16.1	*	Letter of Goldenberg Rosenthal, LLP
16.2	^	Letter of KPMG LLP
21.1	^	Subsidiaries of MEDecision, Inc.
23.1	^^^^	Consent of Grant Thornton LLP
23.2		Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
23.3	*	Consent of HealthCore, Inc.
23.4	**	Consent of Mufson Howe Hunter & Partners LLC
23.5	****	Consent of Gartner, Inc.
23.6	^	Consent to be Named as a Director – Paul E. Blondin
23.7	^	Consent to be Named as a Director – Elizabeth A. Dow
24.1	*	Powers of Attorney (included in the signature page to the registration statement)

+	Exhibits and schedules have been omitted and will be provided to the Commission upon request.
*	Filed with the Registrant’s Registration Statement on Form S-1 on August 11, 2006.
**	Filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 on September 28, 2006.
***	Filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 on October 11, 2006.
****	Filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 on October 31, 2006.
^	Filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 on November 17, 2006.
^^	Filed with Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 on November 22, 2006.
^^^	Filed with Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 on December 11, 2006.
^^^^	Filed with Amendment No. 7 to the Registrant’s Registration Statement on Form S-1 on December 13, 2006.
#
An application has been submitted to the Securities and Exchange Commission for confidential treatment, pursuant to Rule 406 of the Securities Act of 1933, of portions of these exhibits. These portions have been omitted from these exhibits.